                                                                       EXHIBIT 5

                           SIDLEY AUSTIN BROWN & WOOD
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


    CHICAGO                     555 WEST FIFTH STREET                   BEIJING
----------------            LOS ANGELES, CALIFORNIA 90013              ---------
     DALLAS                    TELEPHONE 213 896 6000                  HONG KONG
----------------                FACSIMILE 213 896 6600                 ---------
    NEW YORK                        www.sidley.com                      LONDON
----------------                                                       ---------
 SAN FRANCISCO                                                         SHANGHAI
----------------                     FOUNDED 1866                      ---------
    SEATTLE                                                            SINGAPORE
----------------                     June 7, 2001                      ---------
WASHINGTON, D.C.                                                         TOKYO
----------------                                                       ---------




THQ Inc.
27001 Agoura Road, Suite 325
Calabasas Hills, California 91301

                 Re: Registration Statement on Form S-8

Ladies and Gentlemen:

              We have acted as counsel to THQ Inc., a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the above-captioned registration statement (the "Registration Statement"), relating to the registration of 928,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company which may be issued upon the exercise of options granted pursuant to the THQ Inc. Amended and Restated Nonexecutive Employee Stock Option Plan (the "Plan") together with the 928,000 preferred share purchase rights associated with such Shares (the "Rights"). The terms of the Rights are set forth in the Amended and Restated Rights Agreement, dated as of May 1, 2001, between the Company and Computershare Investor Services, LLC, as rights agent (the "Rights Agreement").

               In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

               Based upon, and subject to, the foregoing, we are of the opinion that:

               1. Subject to the effectiveness of the Registration Statement, the Shares, when issued in accordance with the terms of the underlying options, and when certificates representing such shares have been duly executed, countersigned and duly delivered to the persons entitled thereto against payment to the Company for the exercise price provided for in the underlying options, will be legally issued, fully paid and nonassessable.

               2. The Right to be associated with each Share issuable upon exercise of options will be validly issued when (a) such Right shall have been duly issued in accordance with the terms of the Rights Agreement and (b) such associated Share shall have been duly issued and paid for as set forth in paragraph 1 above.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. The opinions expressed herein are given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.


                                          Very truly yours,

                                          /s/ Sidley Austin Brown & Wood